Exhibit 5.1

LAW OFFICES
Silver, Freedman & Taff, L.L.P.
A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
1700 WISCONSIN AVENUE, N.W.
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX: (202) 337-5502 or (202) 337-5503
WWW.SFTLAW.COM

February 9, 2005

ITLA Capital Corporation
888 Prospect Street, Suite 110
La Jolla, California 92037

         Re:  ITLA Capital Corporation - Registration Statement on Form S-3

Dear Ladies and Gentlemen:

         We have acted as special counsel to ITLA Capital Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with an aggregate offering price of up to $500,000,000 or the equivalent thereof in one or more foreign currencies, currency units or composite currencies: (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities, the "Debt Securities"); (ii) preferred stock, par value $0.01 per share (the "Preferred Stock"); (iii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the "Depositary Shares"); (iv) common stock, par value $0.01 per share (the "Common Stock"); (v) contracts to purchase or sell (A) Debt Securities, Common Stock, Preferred Stock or Depositary Shares, (B) Trust Preferred Securities (as defined below), (C) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the securities referred to in subclauses (A)-(C) of this clause (v), (D) currencies or (E) commodities (the "Purchase Contracts"); (vi) units, to be comprised of one or more of the Securities, as defined below (the "Units"); (vii) warrants to purchase Debt Securities (the "Debt Warrants"); (viii) warrants to purchase Preferred Stock or Common Stock (the "Equity Warrants," and together with the Debt Warrants, the "Warrants"); (vii) trust preferred securities (the "Trust Preferred Securities") issued by either ITLA Capital Statutory Trust VI or ITLA Capital Statutory Trust VII (the "Trusts"); (ix) the guarantees by the Company (the "Preferred Securities Guarantees") with respect to any Trust Preferred Securities issued by the Trusts pursuant to preferred securities guarantee agreements to be executed by the Company (the "Preferred Securities Guarantee Agreements"); and (x) junior subordinated debentures to initially be issued to any Trust selling Trust Preferred Securities (the "Debentures"). The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Units, the Warrants, the Trust Preferred Securities, the Preferred Securities Guarantees and the Debentures are collectively referred to as the "Securities."

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ITLA Capital Corporation
February 9, 2005

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Trusts in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the execution in substantially the form reviewed by us and filed as exhibits to the Registration Statement of: (i) the form of indenture for the Senior Debt Securities (the "Senior Indenture"); (ii) the form of indenture for the Subordinated Debt Securities (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"); (iii) the form of Senior Debt Securities; (iv) the form of Subordinated Debt Securities; (v) the form of deposit agreement relating to the Depositary Shares; (vi) the form of agreement for the Warrants (the "Warrant Agreement"); (vii) the forms of Amended and Restated Trust Agreement for the Trusts; (viii) the form of indenture for the Debentures (the "Debenture Indenture"); and (ix) the forms of Preferred Securities Guarantee Agreements (the foregoing documents in (i) - (ix), together with the Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Units (the "Unit Documents") being referred to below as the "Transaction Documents").

         In connection with this opinion, we have also assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) each person signing the Transaction Documents will have the legal capacity and authority to do so; (v) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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ITLA Capital Corporation
February 9, 2005

         Our opinions expressed herein as to the binding nature of the obligations of the Company with respect to certain of the Securities may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivorship, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors' rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; and (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest.

         We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as to any anti-trust or state securities laws; (v) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vi) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (vii) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

         We are opining herein as to the effect on the subject transaction only of the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion, or if we become aware of any facts that might change the opinions expressed herein after the date of this letter.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

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ITLA Capital Corporation
February 9, 2005

                  1.         With respect to any Debt Securities to be issued, when: (a) the applicable Indenture (including, for purposes of this paragraph, any supplemental indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been (i) duly authorized by the Company's Board of Directors (the "Board"), (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Securities and of their issuance and sale have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture; and (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, and the Indenture, the Debt Securities to be issued under the Indenture will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  2.         With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such Preferred Stock (the "Preferred Stock Resolutions"); (b) the Preferred Stock Resolutions have been included as part of a certificate of designation for such Preferred Stock duly filed with the Secretary of State of the State of Delaware; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

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ITLA Capital Corporation
February 9, 2005

                  3.         With respect to any Depositary Shares to be issued, when: (a) the related Deposit Agreement has been duly authorized and validly executed and delivered by the Company and by a bank or trust company appointed as depositary by the Company (the "Depositary") that meets the requirements for a depositary as described in the Registration Statement and as provided in the applicable Deposit Agreement; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Depositary Shares and related shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such related Preferred Stock (the "Related Preferred Stock Resolutions"); (c) the Related Preferred Stock Resolutions have been included as part of a certificate of designation for the related Preferred Stock duly filed with the Secretary of State of the State of Delaware; (d) the terms of the Depositary Shares and the related Preferred Stock and of the issuance and sale of each have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (e) the shares of the related Preferred Stock have been deposited with the Depositary; and (f) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

                  4.         With respect to any shares of Common Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

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ITLA Capital Corporation
February 9, 2005

                  5.         With respect to any Purchase Contacts to be issued, when: (a) such Purchase Contracts have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Purchase Contracts and their underlying Securities, the terms of the offering thereof and related matters; (c) the terms of the Purchase Contracts and of their issuance and sale have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) the Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  6.         With respect to any Units to be issued, when: (a) the Unit Documents have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the Units have been executed and authenticated in accordance with the terms of the relevant Unit Document; and (e) the Units and their component securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  7.         With respect to any Debt Warrants to be issued, when: (a) a Warrant Agreement for the Debt Warrants has been duly executed and delivered by the Company and by a warrant agent appointed by the Company; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Debt Warrants and their underlying Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Warrants and of their issuance and sale have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the

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ITLA Capital Corporation
February 9, 2005

Debt Warrants have been executed and authenticated in accordance with the terms of the related Warrant Agreement; and (e) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Debt Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  8.         With respect to any Equity Warrants to be issued, when (a) a Warrant Agreement for the Equity Warrants has been duly executed and delivered by the Company and by a warrant agent appointed by the Company; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Equity Warrants and their underlying Securities, the terms of the offering thereof and related matters, including, in the case of Equity Warrants to purchase Preferred Stock, the adoption of resolutions relating to the designations, preferences, limitations and relative rights of such Preferred Stock, which resolutions have been included as part of a certificate of designation for such Preferred Stock duly filed with the Secretary of State of the State of Delaware; (c) the terms of the Equity Warrants and of their issuance and sale have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the Equity Warrants have been executed and authenticated in accordance with the terms of the related Warrant Agreement; and (e) the Equity Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Equity Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  9.         With respect to any Trust Preferred Securities to be issued, when: (a) the related Preferred Securities Guarantee Agreement has been (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the related Preferred Securities Guarantee, the terms of the offering of the Trust Preferred Securities and related matters; (c) the terms of the related Preferred Securities Guarantee have been established so as to not violate any

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ITLA Capital Corporation
February 9, 2005

applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company, the related Preferred Securities Guarantee will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                 10.         With respect to any Debentures to be issued, when: (a) the Debenture Indenture has (i) been duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Debentures; (c) the terms of the Debentures and of their issuance and sale have been established so as to not violate any applicable law or the Company's certificate of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the Debentures have been executed and authenticated in accordance with the terms of the Debenture Indenture; and (e) the Debentures have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Debentures will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ SILVER, FREEDMAN & TAFF, L.L.P.